NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”) is made and entered into as of March ____, 2008, by and among FEDELE V. SCUTTI (the “Selling Principal”), and GLOBAL CASINOS, INC., a Utah corporation and its wholly-owned subsidiary, DOC HOLLIDAY CASINO II, LLC, a Colorado limited liability company (collectively “Buyer”).

RECITALS

A.

Doc Holliday Casino, LLC, a Colorado limited liability company and Selling Principal (collectively “Seller”) and Buyer are parties to that certain Asset Purchase and Sale Agreement dated as of June 14, 2007, as amended by Amendment No. 1 dated September 28, 2007, by Amendment No. 2 dated November 30, 2007, by Amendment No. 3 dated December 5, 2007, by Amendment No. 4 dated January 30, 2008 and by Amendment No. 5 dated March 3, 2008 (“Purchase Agreement”), relating to the purchase by Buyer of substantially all of the tangible and intangible property and assets (“Assets”) of the Business owned by Seller known as Doc Holliday Casino, 129-131 Main Street, Central City, CO (the “Business”).  Capitalized terms used but not otherwise defined in this Agreement will have the meanings ascribed to such terms in the Purchase Agreement.

B.

Pursuant to the terms and conditions of the Purchase Agreement, the Selling Principal is executing this Agreement, in part, because such individual has developed and obtained substantial and detailed experience and extensive and valuable knowledge and Confidential Information concerning the Seller, the Assets, and the Business.

C.

As a condition to the consummation of the Contemplated Transactions, and to enable Buyer to secure more fully the benefits of its acquisition of the Assets and the Business, as set forth in the Purchase Agreement, and to induce the Buyer to consummate the Contemplated Transactions, Selling Principals are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the payment of the Purchase Price set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Selling Principals and Buyer hereby agree as follows:

1.

Covenant Not to Compete.  Selling Principal will not, without Buyer’s prior written consent, directly or indirectly: (i) own, have an interest in (other than as a less than 5.0% equity owner of any Person traded on any national, international, or regional stock exchange or in the over-the-counter market, which 5.0% threshold includes the as-converted amount of any securities convertible into the equity securities of such Person), operate, join, control, or participate in, or be connected with as an officer, employee, partner, consultant, or otherwise with, any Person having, developing or operating any entity or other relationship competitive with the Business or the Assets; or (ii) in any manner compete with, or become involved in any competitor of, Buyer anywhere within the geographic boundaries of the State of Colorado (the “Restricted Area”) for a period of five (5) years from the latest to occur of the date that such Selling Principal is no longer employed by, affiliated with, or an equity owner (either individually or as an equity owner of Seller) of Buyer (the “Restricted Period”). If a court of competent jurisdiction concludes that the foregoing covenants are unenforceable according to their terms, either because of the duration of the Restricted Period or the scope of the Restricted Area, Selling Principals and Buyer agree that a court of competent jurisdiction will reduce the duration of the Restricted Period or the scope of the Restricted Area so that the resulting duration and scope will be the maximum that such court will conclude is enforceable, which reduction will be performed as follows: (a) in the case of the Restricted Period, the duration will be reduced by one month at a time until it will be the maximum enforceable duration; and, (b) in the case of Restricted Area, such area will be reduced by eliminating individual states one at a time therefrom starting with the state furthest from the State of Colorado until such area will be the maximum enforceable geographical coverage.

2.

Confidential Information.

(a)

“Confidential Information” means all information concerning the Assets and the Business, including, without limitation: (i) any and all know-how, improvements, trade secrets, and other information concerning the Assets and the Business, Seller’s customer lists; (ii) any and all materials containing or based, in whole or in part, on any information included in the foregoing; (iii) any Confidential Information (as defined in the Purchase Agreement); and (iv) the terms and conditions of the Purchase Agreement, any Ancillary Document, and any other schedule, exhibit, certificate, Contract, document, or instrument executed and delivered pursuant thereto.  “Confidential Information” does not include information that is or becomes generally known or available to the public (other than by reason of the breach of this Agreement or the Purchase Agreement or any other obligation of confidentiality).

(b)

Selling Principal (i) will not disclose Confidential Information, except as compelled by law pursuant to a final Order of a court of competent jurisdiction not subject to appeal, (ii) will not use any of the Confidential Information for any reason or purpose other than to consummate the Contemplated Transactions or to carry out the business plan of Buyer after the Closing, and (iii) will take all reasonably necessary and appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than Buyer and its respective agents.

3.

Non-Solicitation.  As further inducement for Buyer to enter into the Purchase Agreement, Selling Principal will not, during the Restricted Period: (a) hire any employee or independent contractor of Buyer; (b) induce or attempt to induce, directly or indirectly, any employee of Buyer to leave his or her employment with Buyer; (c) interfere, in any way, with the relationship between the Buyer and its employees; (d) induce or attempt to induce any customer, supplier, licensee, or business relation of Buyer to cease doing business with Buyer, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Buyer; or (e) solicit, directly or indirectly, either for himself or any other Person, the business of any Person known to the Selling Principal or reasonably believed by the Selling Principal to be a customer of Buyer, whether or not the Selling Principal had personal contact with such Person.

4.

Enforcement.  Selling Principal agrees and acknowledges that a violation of this Agreement will constitute immediate, irreparable harm to Buyer for which monetary damages are insufficient.  The parties hereto therefore agree that, in addition to any other rights or remedies, Buyer is entitled to seek and obtain (a) a decree or Order of specific performance to enforce the observance and performance of the agreements, covenants, or obligations in this Agreement, and (b) an injunction restraining any breach or threatened breach of this Agreement.  Selling Principal further agrees that Buyer will not be required to obtain, and Selling Principal irrevocably waives any right that he may have to require Buyer to, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.

5.

Acknowledgments.  Selling Principal agrees and acknowledges that the rights and consideration provided for in this Agreement and the Purchase Agreement are adequate consideration for the agreements herein made and that such covenants, and the territorial, time, and other limitations with respect thereto, are reasonable and properly required for the adequate protection of Buyer’s acquisition of the Business and the Assets, and Selling Principal agrees and acknowledges that such limitations are reasonable with respect to the business activities, and do not impose undue hardship on Selling Principal.

6.

Assignment.  This Agreement may not be assigned by Selling Principal.  Buyer may assign this Agreement, in whole or in part, to any Person deriving title from Buyer to the Business or the Assets: provided, however, that if Buyer will sell, transfer, or assign less than all of its interest in the Business or the Assets, the obligations of Selling Principal under this Agreement will continue both as to Buyer and as to any successor(s) in interest of the assigned portion of the Business or the Assets.

7.

Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding will not effect the validity of the remainder of this Agreement, the balance of which will continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this Agreement.  The parties hereto further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement in lieu of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, adding additional language to this Agreement, deleting language, or by making such other modification that the court deems warranted to carry out the intent of the parties hereto as indicated by the terms of this Agreement and the Purchase Agreement.  The parties hereto expressly agree that this Agreement as so modified by the court will be binding upon and enforceable against each of them.

8.

Counterparts.  This Agreement and any amendment hereof may be executed in any number of counterparts, each of which will be deemed an original and all of which, together, will constitute one and the same instrument.  In producing this Agreement, it will not be necessary to produce or account for more than one counterpart signed by the party against whom enforcement is sought.

9.

Amendments and Waivers; Construction.  No amendment, modification, termination, or waiver of any provision of this Agreement will be effective unless in writing and signed by all of the parties hereto, and then only to the extent specifically set forth therein.  This Agreement will not be construed more strictly against one party by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being recognized that each of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

10.

No Waivers by Implication.  No course of dealing on the part of any party, or their respective officers, directors, employees, consultants, or agents, nor any failure or delay by any party with respect to exercising any of their respective rights, powers, or privileges under this Agreement or law will operate as a waiver thereof.  No waiver by any party of any condition or the breach of any term, covenant, or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed a further or continuing waiver of any term, covenant, or agreement of this Agreement.

11.

Entire Agreement.  Except as may be set forth in the Purchase Agreement, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.  If there is a conflict between the terms, conditions, representations, warranties, and covenants contained in this Agreement and any other document, then the provisions in this Agreement will control; provided, however, that if any terms or conditions of this Agreement conflict with terms or conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement will control.

12.

Rights Cumulative.  Except as set forth in this Agreement, all rights, powers, and remedies under this Agreement are cumulative and not alternative and are in addition to all statutes or rules of law.

13.

Incorporation of Recitals.  The Recitals set forth above are hereby incorporated into and made a part of this Agreement.

14.

Governing Law.  This Agreement, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition and Confidentiality Agreement as of the date first above written.

SELLING PRINCIPAL:

/s/ Fedele V. Scutti

Fedele V. Scutti, an individual

BUYER:

GLOBAL CASINOS, INC., and its wholly-owned subsidiary DOC HOLLIDAY CASINO II, LLC (by Global Casinos, Inc., its Manager)

By: /s/ Clifford L. Neuman

Clifford L. Neuman, its President

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